UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 10, 2020
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Babcock & Wilcox Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street Akron, Ohio 44305
(Address of principal executive offices)

Registrant’s telephone number, including area code: (330) 753-4511
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement
Entry into Settlement Agreement
Babcock & Wilcox Volund A/S (“BWV”), a subsidiary of Babcock & Wilcox Enterprises, Inc. (the “Company”), has entered into a Settlement Agreement dated October 10, 2020 with an insurer under which BWV shall receive a settlement sum of USD $26 million within fourteen calendar days to settle claims in connection with five of six previously disclosed Vølund European EPC Loss Contracts (the “Loss Contracts). Further information regarding the Loss Contracts can be found in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020. BWV is continuing to aggressively pursue recoveries related to the Loss Contracts from responsible subcontractors.

As required by the Company’s revolving credit facility, 50% of the Net Proceeds (gross proceeds less costs) of the settlement sum will be applied to a permanent reduction of the revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2020	BABCOCK & WILCOX ENTERPRISES, INC.

	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer